EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

William G. Cornely Exec. V.P.,COO (614) 887-5614 bcornely@glimcher.com	Mark E. Yale Sr. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, February 24, 2005

GLIMCHER REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

•	Revenues grew 3.2% for the quarter and 14.8% for the year

•	Average mall store sales increased 5.9% to $323 per square foot

•	Leasing spreads were up 7% over prior tenant rents

•	Debt-to-market capitalization improved to 52% at year-end 2004

COLUMBUS, OH – February 24 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and year ended December 31, 2004. A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the fourth quarter of 2004 was $5.7 million, or $0.16 per share, as compared to $8.5 million, or $0.24 per share, in the fourth quarter of 2003. For the year ended December 31, 2004, net income available to common shareholders was $29.4 million, or $0.82 per share, as compared to $19.3 million, or $0.55 per share, in 2003. Funds From Operations (“FFO”) in the fourth quarter of 2004 was $28.1 million, or $0.71 per share, as compared to $29.5 million, or $0.77 per share, in the fourth quarter of 2003. For the year ended December 31, 2004, FFO was $89.6 million, or $2.27 per share, as compared to $88.9 million, or $2.33 per share in 2003.

“2004 represented the culmination of a multi-year strategy to improve asset quality and to reduce overall leverage all while maintaining the safety and security of the Company’s dividend,” stated Michael P. Glimcher, President and CEO. “With the regional mall portfolio now contributing close to 95% of our NOI and with a debt to market cap of 52%, we are encouraged with the Company’s growth prospects for 2005 and beyond.”

Summary of Financial Results*
(unaudited, dollars in thousands except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	% Change	2004	2003	% Change
Revenues	$ 90,929	$ 88,149	3.2%	$ 345,089	$ 300,730	14.8%
Net income available to common shareholders	$ 5,744	$ 8,502	(32.4%)	$ 29,360	$ 19,273	52.3%
Earnings per diluted share	$ 0.16	$ 0.24	(33.3%)	$ 0.82	$ 0.55	49.1%
FFO	$ 28,103	$ 29,522	(4.8%)	$ 89,629	$ 88,897	0.8%
FFO per diluted common share	$ 0.71	$ 0.77	(7.8%)	$ 2.27	$ 2.33	(2.6%)

*	Amounts in this press release have been presented on a basis consistent with the planned restatement of the Company’s 2001 through 2003 financial statements that the Company announced on February 22, 2005.

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Highlights

•	Revenues in the fourth quarter of 2004 were $90.9 million compared with revenues of $88.1 million in the fourth quarter of 2003. The 3.2% increase included incremental revenues of $8.6 million attributable to the acquisition of joint venture interests not previously owned by the Company and $1.4 million from the acquisition of Eastland Mall (Ohio) in December 2003. These increases were partially offset by a decline in comparable center revenues in the mall portfolio, as well as lower termination income and outparcel sale proceeds.

•	Revenues in 2004 were $345.1 million, a 14.8% increase from the prior year. The increase included incremental revenues of $38.4 million from properties previously owned in joint ventures and $21.6 million from the acquisitions of WestShore Plaza in August 2003 and Eastland Mall (Ohio) in December 2003. These increases were partially offset by a 1.9% decline in comparable center revenues in the mall portfolio and $5.7 million reduction in the amount of termination income recognized in 2004 versus 2003.

•	Net income available to common shareholders for the fourth quarter decreased $2.8 million compared to the fourth quarter of 2003. The primary drivers of this decrease were lost income during the fourth quarter of 2004 from the sales of 29 community centers throughout the year and an increase in general and administrative expenses.

•	Net income available to common shareholders for the year increased $10.1 million compared to 2003, including net realized gains of $19.8 million from the sales of 29 community centers during 2004. These gains and the positive contributions from the acquisition of joint ventures and third party properties more than offset a $4.9 million non-cash charge relating to the redemption of preferred stock during the first quarter of 2004 and increases in general and administrative expense and preferred stock dividends over 2003.

•	Same mall net operating income increased in 2004 by 0.6% over NOI for 2003. This increase was reflective of an improved tenant reimbursement rate partially offset by lower comparable center revenues.

•	Mall store average rents were $24.71 per square foot at December 31, 2004, an increase of 3.4% from the $23.89 per square foot at December 31, 2003. Occupancy for mall stores at December 31, 2004 was 88.5%, a sequential improvement of 270 basis points from September 30, 2004. Occupancy for the mall stores at December 31, 2003 was 89.6%.

•	Average retail sales for mall stores increased 5.9% to $323 per square foot for the twelve months ending December 31, 2004 compared to $305 per square foot at December 31, 2003. Comparable mall store sales increased 1.5% for the twelve months ending December 31, 2004 from the same period in 2003.

•	During the fourth quarter of 2004 the Company sold one community center for $1.95 million. The cash proceeds from this sale were used to pay down the Company’s outstanding variable rate debt. For the year ended 2004, the Company sold 29 community centers for $113.3 million. Total asset sales in 2003 were $24.8 million.

•	Debt-to-total-market capitalization at December 31, 2004 improved to 52.0% based on the common share closing price of $27.71, compared to 55.5% at December 31, 2003. Fixed rate debt represented approximately 90% of total Company debt at December 31, 2004.

Outlook

For the full year of 2005, the Company estimates FFO per share to be in the range of $2.33 to $2.39 per share and earnings per share to be in the range of $0.63 to $0.69 per share. Our expectations for 2005 are based on the following key factors:

•	An increase in mall store occupancy to over 90% at December 31, 2005.
•	An increase in same-mall net operating income of 2.5% to 3.5%.
•	General and administrative expenses decreasing 2% to 3% from 2004 levels (excluding a $2 million one-time charge during the first quarter associated with an Employment and Consulting Agreement with the Company’s Chairman).
•	$50 to $70 million of capital investment related to specific expansion and redevelopment projects within the existing mall portfolio.
•	$18 million of recurring capital expenditures and tenant allowance/improvements.
•	A 25 basis point quarterly increase in LIBOR throughout 2005.

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The guidance does not include the impact of any speculative acquisitions. Although the Company will continue to evaluate potential opportunities, it expects to be very selective in that process given the level of cap rates and the competitiveness of the marketplace. The Company will also continue to evaluate potential sales of selected community center assets at appropriate pricing levels. The guidance for 2005 anticipates that a limited number of sales may occur during the year which could cause variations within the guidance.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2005 follows:

	Low End	High End

Expected Earnings per share	$0.63	$0.69
Add: Real estate depreciation and amortization	1.74	1.74
Less: Gain on sales of properties	(0.04)	(0.04)

Expected FFO per share	$2.33	$2.39

For the first quarter of 2005, the Company estimates FFO per share to be in the range of $0.48 to $0.51 per share and earnings per share to be in the range of $0.04 to $0.07 per share.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sales. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results section of this press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 24, 2005. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 24, 2005 and continue through March 10, 2005. Supplemental information about the fourth quarter operating results is available on the Company’s web site or by calling (614) 887-5613.

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About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls. At December 31, 2004, the Company’s mall portfolio comprised of 25 properties located in 16 states with GLA totaling approximately 21.8 million square feet. The community center and single tenant portfolio is comprised of 16 properties representing approximately 2.5 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve FFO for 2005 set forth in this press release, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended December 31,

Statement of Operations	2004		2003

Total revenues	$90,929		$88,149
Total expenses	55,913		54,190

Operating income	35,016		33,959
Interest expense, net	22,160		21,932
Equity in income of unconsolidated entities, net	-		469

Income before minority interest in operating partnership
and discontinued operations	12,856		12,496
Minority interest in operating partnership	771		711

Income from continuing operations	12,085		11,785
Discontinued operations:
Loss on sales of properties and properties held for sale	(2,151)		(1,650)
Impairment Losses	-		-
Income from operations	169		2,641

Net income	10,103		12,776
Less: Preferred stock dividends	4,359		4,274

Net income available to common shareholders	$5,744		$8,502

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income available to common shareholders	$5,744		$8,502
Minority interest in operating partnership	771		711

	6,515	$0.16	9,213	$0.24
Real estate depreciation and amortization	19,437	$0.49	17,604	0.46
Share of joint venture real estate depreciation and amortization	-	$-	1,055	0.03
Loss on sale of properties and assets	2,151	$0.06	1,650	0.04

Funds From Operations	$28,103	$0.71	$29,522	$0.77

Weighted average common shares outstanding - basic	35,614		35,039
Weighted average common shares outstanding - diluted	39,708		38,468

Earnings per Share

Net income available to common shareholders before discontinued
operations per common share	$0.21		$0.22
Discontinued operations per common share	$(0.05)		$0.03
Earnings per share per common share	$0.16		$0.24

Net income available to common shareholders before discontinued
operations per diluted common share	$0.21		$0.21
Discontinued operations per diluted common share	$(0.05)		$0.03
Earnings per diluted common share	$0.16		$0.24
Funds from operations per diluted common share	$0.71		$0.77

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Twelve Months ended December 31,

Statement of Operations	2004		2003

Total revenues	$345,089		$300,730
Total expenses	221,298		193,299

Operating income	123,791		107,431
Interest expense, net	93,355		80,271
Equity in income of unconsolidated entities, net	3		2,456

Income before minority interest in operating partnership
and discontinued operations	30,439		29,616
Minority interest in operating partnership	2,906		1,703

Income from continuing operations	27,533		27,913
Discontinued operations:
Gain on sales of properties and properties held for sale	19,769		703
Impairment losses	-		(2,460)
Income from operations	4,453		6,805

Net income	51,755		32,961
Less: Preferred stock dividends	17,517		13,688
Less: Preferred stock issuance write-off upon Series B Redemption	4,878		-

Net income available to common shareholders	$29,360		$19,273

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income available to common shareholders	$29,360		$19,273
Minority interest in operating partnership	2,906		1,703

	32,266	$0.82	20,976	$0.55
Real estate depreciation and amortization	77,093	1.95	64,688	$1.70
Share of joint venture real estate depreciation and amortization	39	0.00	3,936	$0.10
(Gain) loss on sale of properties and assets	(19,769)	(0.50)	(703)	$(0.02)

Funds From Operations	$89,629	$2.27	$88,897	$2.33

Weighted average common shares outstanding - basic	35,456		34,704
Weighted average common shares outstanding - diluted	39,496		38,221

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.21		$0.42
Discontinued operations per common share	$0.62		$0.13
Earnings per share per common share	$0.83		$0.56
Net income available to common shareholders before
discontinued operations per diluted common share	$0.20		$0.42
Discontinued operations per diluted common share	$0.61		$0.13
Earnings per diluted common share	$0.82		$0.55
Funds from operations per diluted common share	$2.27		$2.33

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31, 2004	December 31, 2003

Investment in real estate, net	$1,835,298	$1,724,226
Total assets	$1,947,024	$1,837,423
Mortgage notes and other notes payable	$1,402,604	$1,295,058
Debt to market capitalization	52.0%	55.5%

	December 31, 2004	December 31, 2003

Occupancy:
Mall Anchors - Total Portfolio	93.7%	94.5%
Mall Stores - Total Portfolio	88.5%	89.6%
Total Mall Portfolio	91.8%	92.7%

Community Center Anchors	67.9%	78.1%
Community Center Stores	66.6%	75.7%
Total Community Center Portfolio	67.6%	77.5%
Comparable Community Center Portfolio	67.6%	74.3%

Average Base Rents:
Mall Anchors - Total Portfolio	$5.88	$5.74
Mall Stores - Total Portfolio	$24.71	$23.89
Community Center Anchors	$6.09	$5.14
Community Center Stores	$12.65	$9.99
Total Community Center Portfolio	$7.59	$6.31
Comparable Community Center Portfolio	$7.59	$7.48

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